UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2009

HAMMER HANDLE ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148545	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7/F Shenping Liyuan Bldg, 3 Longcheng BeiLu, Longgang Central City, Longgang District, Shenzhen 518116, People’s Republic of China
(Address of principal executive offices) (Zip Code)

(206) 202-3226
(Registrant’s telephone number, including area code)

1212 Haida Avenue, Saskatoon, Saskatchewan, Canada S7M 3W7
(Former name or former address, if changed since last report)

Copies to:
Kristina L. Trauger, Esq.
Anslow & Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on July 22, 2009, Hammer Handle Enterprises, Inc. (“we,” “Hammer Handle” or the “Company”) entered into a Share Purchase Agreement and Share Exchange (the “Exchange Agreement”) with Boom Spring International Limited, a British Virgin Islands corporation (“Boom Spring”), the shareholders of Boom Spring (the “Boom Spring Shareholders”), and Shengtang Craft Design (Shenzhen) Co., Ltd., a wholly foreign-owned enterprise established under the laws of People’s Republic of China, which is a wholly-owned subsidiary of Boom Spring (“Shengtang”), pursuant to which Boom Spring Shareholders exchanged all of the issued and outstanding stock of Boom Spring in exchange for the transfer of shares from certain shareholder and a number of newly issued shares (the “Exchange Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) that will, in the aggregate, constitute approximately 90.6% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after the closing (the “Share Exchange”).  The closing of the transaction (the “Closing”) took place on July 22, 2009 (the “Closing Date”).

As a result of the Share Exchange, Boom Spring became a wholly owned subsidiary of the Company. The sole director of Hammer Handle has approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of Boom Spring have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Share Exchange Transaction, the current officers and directors of the Company resigned effective immediately at the Closing Date and Zhongmin Chen, Shaoping Lu, Rong Li, Hui Zhao, Chunyun Zhao and Shing Ho Eric Cheung were appointed as the new directors and officers of the Company.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the Exchange Agreement above which are attached to this report as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on July 22, 2009, we acquired Boom Spring, which engages in the business of design, sourcing  and sale of glass products, in accordance with the Exchange Agreement.  The closing of the transaction took place on July 22, 2009. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the outstanding shares of Boom Spring (the “Interests”) from the Boom Spring Shareholders; and the Boom Spring Shareholders transferred and contributed all of their Interests to us. In exchange, our sole officer and director and majority shareholder transferred 12,000,000 shares, and we issued 33,300,000 shares of Common Stock to the Boom Spring Shareholders, their designees or assigns, which totals 90.6% of the issued and outstanding Common Stock of the Company on a fully-diluted basis as of and immediately after the Closing. Boom Spring also deposited $220,000 into an escrow account, which amount was paid to the Hammer Handle Principal Shareholder, who owned the 12,000,000 shares, as a result of the Share Exchange having been consummated. Following the Share Exchange, Boom Spring became our wholly owned subsidiary, and there are 50,000,000 shares of Common Stock issued and outstanding.
Boom Spring owns 100% of the issued and outstanding capital stock of Shengtang, a company organized under the laws of the People’s Republic of China.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

DESCRIPTION OF BUSINESS

Hammer Handle was incorporated in the State of Nevada on June 29, 2007. We were an exploration-stage company engaged in the exploration of mineral resource properties. On October 17, 2007 we acquired the Pinto Project (the “Property” or the “Project” or the “Pinto Property”), a series of properties and their associated mineral claims in British Columbia. Pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, we transferred our Pinto Project mineral claims located in British Columbia to Cove Park Enterprises, Ltd., an Alberta corporation for a price of $2,000 (the “Split-Off”).  As part of the Split-off, Cove Park Enterprises agreed to assume any and all liabilities which were related to the Pinto mineral claims. As a result of the Split-Off, we are no longer pursuing our business plan of exploring mineral properties in British Columbia.  Our business plan was to explore the Pinto claims for any commercially exploitable base or precious metal deposits.  Despite our best efforts, however, we were unable to secure financing adequate to fund a proper exploration of our mineral properties.  Because of our difficulties in obtaining necessary financing, we had determined that our plan of operations is no longer commercially viable.  After the Split-Off, our management was evaluating alternative business opportunities with which we can go forward as an operating business. Therefore, we entered into the Share Exchange Transaction.

BUSINESS DEVELOPMENT OF SHENGTANG

Overview

Shengtang is a company incorporated under the laws of People’s Republic of China. It is a wholly owned subsidiary of Boom Spring, a BVI corporation, which was incorporated in October 2007. Boom Spring operates its business through Shengtang. Shengtang engages in design, source for production and sale of glass products which are used as festival gifts, home decorations and exclusive craftworks. All of the three categories of products are mainly made of glass tube and glass rod, and some of them combine the use of wire, shell and crystal.

Business

Shengtang engages in design, license and source for production and sale of glass products that can be classified as festival gifts, home decorations and exclusive craftworks. All of the three categories of products are mainly made of glass tube and glass rod, and some of them combine the use of wire, shell and crystal. Shengtang has successfully exported its products, through Boom Spring to oversea markets such as Europe, North America and Southeast Asia. The current sales volume  of the company is 1.3 to 1.6 million pieces of glass products per month on average. This includes 1 to 1.2 million of glass craftworks, 200 thousands pieces of iron craftworks and 100 to 200 thousands pieces of exclusive craftworks.

Shengtang has exclusive use of the core technologies, includes hollow/solid glass processing technology, pure manual glass rod processing technology, wire processing technology and painting processing technology. It has successfully developed  “Yi Fan Feng Shun” liquor vessel with the brand of Wu Liang Ye. Shengtang has also built its reputation among many of the well-known retailers such as WALMART, KOHL’S, TARGET, COSTCO, MACY’S, AG, CONNOR, LI&FUNG, LOWE’S, and HALLMARK. Shengtang is actively engaging in developing international market, meanwhile, it also plans to build or acquire its own production capacity to meet the demand in the domestic Chinese market by purchasing or acquiring new equipments of machine-made glass producing.  The objective of Shengtang is to become a large-scaled glass craftwork supplier and further develop its innovational technology.

THE SHARE EXCHANGE

On July 22, 2009, we entered into an Exchange Agreement with Boom Spring and the Boom Spring Shareholders which resulted in Boom Spring becoming our wholly owned subsidiary (the “Share Exchange”).  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the outstanding shares of Boom Spring (the “Interests”) from the Boom Spring Shareholders; and the Boom Spring Shareholders transferred and contributed all of their Interests to us.  In exchange, our sole officer and director and majority shareholder transferred 12,000,000 shares, and we issued 33,300,000 shares of Common Stock to the Boom Spring Shareholders, their designees or assigns, which totals 90.6% of the issued and outstanding Common Stock of the Company on a fully-diluted basis as of and immediately after the Closing. Boom Spring also deposited $220,000 into an escrow account, which amount was paid to the Hammer Handle Principal Shareholder, who owned the 12,000,000 shares, as a result of the Share Exchange having been consummated. Following the Share Exchange, Boom Spring became our wholly owned subsidiary, and there are 50,000,000 shares of Common Stock issued and outstanding. Pursuant to the terms of the Exchange Agreement, the current officers and directors of the Company resigned effective immediately at the Closing Date and Zhongmin Chen, Shaoping Lu, Rong Li, Hui Zhao, Chunyun Zhao and Shing Ho Eric Cheung were appointed as the new directors and officers of the Company.

This transaction closed on July 22, 2009.

CORPORATE STRUCTURE AND SUBSIDIARIES

After the Share Exchange, the Company’s organizational structure was carefully developed to abide by the laws of the PRC and maintain optimal tax benefits as well as internal organizational efficiencies. The Company’s organization structure is summarized in the figure below:

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended December 31, 2008 and 2007 are derived from Boom Spring’s audited financial statements. The interim financial data for the three-month periods ended March 31, 2009 and 2008 are derived from Boom Spring’s unaudited financial statements.

	Fiscal Year Ended December 31,		Three Months Ended March 31,
	2008	2007	2009	2008
Sales	$6,235,422	$-	$1,253,210	$-
Gross margin	2,893,059	-	447,652	-
Net Income	2,518,049	-	361,143	-

OUR TECHNOLOGY

The designs of Shengtang’s products can be classified as two categories: glass craftwork and wire craftwork. Hollow and solid glass processing technology can be applied on producing the glass craftworks. The use of these two kinds of technologies is based on melting hollow or solid glass materials in high temperature of 1200℃; under such high temperature, the materials can be formed to various models manually or by using mold. The most challenging work is that we need to heat the glass rod to 1200℃ in glass rod processing, and to make it to any shape manually by using clipper. The producing of pure manual crafts is the most difficult work and therefore, it requires the glass crafter to possess high technique skills and has rich experience.

There are two kinds of iron wire crafts: pure iron wire crafts and the crafts with the combination of iron wires and other materials such as shell, crystal, colored glass and clear glass. Both of these two kinds of crafts are processed into certain shape by the employment of machinery, mold or handwork, together with the use of materials such as iron wire, copper wire and some other supporting materials.

Glass and wire processing technologies are the steps to produce uncolored original craftwork. Then the painting processing technology will be required to color the finished original craftwork, in order to beautify the product. The techniques of painting processing technology include manual painting, decaling and the etching coloration process.

    Features of Technologies

Shengtang developed hollow/solid glass processing and wire processing technologies that have great competitive advantage in the glass craftwork producing industry. It has obtained the right of exclusive use of these technologies.

The core technologies require different processing skills; these technologies are achieved by using unique techniques and they can bring various features. Details are shown in the following table:

Categories	Special techniques	Special effects
Specification of hollow / solid glass processing technology	Heating the glass thread with irregular pattern combines with hollow crafts	Surface smooth and bright, lines clearly appear inside of crafts
	Hollow glass crafts can regularly combine with glass rod products by heating them in high temperature	Smooth surface with regular or irregular cube
	Objectives such as deer, pigeon, snowman, snowflake, five pointed star and so on	Unique style requires high skill
	Puncturing crafts’ surface by sand in order to make various kinds of patterns	Three dimensions visual effects
	All kinds of regular and irregular tiny kernel attach on the surface of products	Visually and tactually rough effect
	The imitated colored glaze effect of liquating colorants and gold, silver foil at high temperature.	Fresh in luster, and quality is exquisite.
	Multi-layer Hollow glass blowing technique, e.g. Wuliangye Liquor bottle	Applicable and collectable, fine pattern and workmanship
Specification of wire processing technology	Various of patterns can be made and fixed outside or inside of glass by using wire, iron sheet and other metal material	Glass and wire combination can give different expression on the product
	Shell inlay technology by stick different shapes of shells onto various kinds of surface to make candleholder, vase and hanging balls in different patterns	Tough style, with exotic atmosphere
	Carving and sandblasting to get different patterns and then polish to make the pattern smooth	Exquisite expression and full in touch
Specification of painting processing technology	Silver-plated hollow cutting	The designed pattern is transparent as clear glass and the other parts are as mirror effect
	The imitated antique silvery effect	The molted mirror effect on the surface, give an antique impression.
	Making marble effects by painting	Low-cost and good quality
	Sticking colorized PVC on the surface of kinds of original craftworks to make imitated shell effect	The layout looks like scale but still transparent like clear glass
	Painting at outside of the spherical crafts and using PVC to paint as mankind or landscape inside.	Create illusion of distance and clearly graded layer
	Spray the paint that was added with special shining powder on the surface of glass	Makes the glass looks shiny, the color looks thicker but still has the transparent property of glass
	Wrinkle glass painting effects, e.g. wrinkle on old man’s forehead	Full in touch

Pure manual glass rod processing technology poses strict requirement in the producing process: the crafter is required to be fully skilled with rich experience; It is necessary to heat the glass materials to 1200℃ so that the glass rod can be softened and drawn as regular lines to make needed objectives. As a consequence, the pure manual processed craftworks are more exquisite in quality and fresher in luster.

OUR PRODUCTS

Classification of Products

According to different usage, the products can be classified in three categories, namely, holiday giftware, home decorations, and high-grade craftworks. Holiday series includes Christmas gift and gifts for other festivals e.g. Valentine’s Day,  Halloween etc; the main products comprise Christmas balls, Christmas trees, various Christmas ornament sets, Easter candleholders, and placing and hanging gifts for Valentine’s Day and so on. Home decoration series contains candleholder, photo frame, flower vase, ornaments, and table pieces. Crystal series, human-figure table piece and collection products are grouped in the High-grade craftworks.

Production Capacity

Currently we do not have our own production facility, instead, we license our designs to OEM, and we do intend to build or acquire our own production facility in the near future.  We have 55 engineers and technicians and 20 other staff to design our products, out source for production to OEM, and perform quality control and inspection of the products.

Production

•	Glass products

The glass department is responsible for designing glass products and overseeing the productions. There are four working groups responsible for overseeing details of the working processes, namely, glass tube processing group, glass rod processing group, molding group and assembling group.

Glass tube processing group is in charge of the glass blowing. The working process starts with heating the glass tube by torch to make it become soft, and easier to be formed. Then blows the air into the molten glass by using air blower or manually.

Glass rod processing group is responsible for softening and heating of various types of glass rods, and meanwhile applies the techniques such as drawling, twisting and winding to obtain glass products like beads, animals and plants.

Molding group is to press the molten glass into the mold with carved pattern. The glass rod crafts with various kinds of patterns can be finished when the molten glass becomes solid. This production method is suitable for producing the glass crafts, which are designed with a relatively simple shape. And because of the short time that the process takes, it is suitable for mass production.

Some of the crafts with complex design need to be finished by the joint work of several working groups. Each group produces a part of the final product, which needs to be fit together by the assembling group. The assembling group could employ the techniques such as fusion bonding and glass glue bonding to connect each part together.

•	Wire Products

The wire-processing department is responsible for overseeing of wire craftworks production. There are four groups to take care of the detailed works, namely, wire-processing group, cutting group, polishing group and soldering group. Each of the group is in charge of one step of the working procedure in processing the wire craftworks.

The wire-processing group is responsible for making the rudiment of the wire craftworks. Cutting and curving the materials such as iron wire, copper wire and zinc wire, to a certain shape is required in the first step. Thereafter the combination of shells, crystal and various kinds of glass with the wire works will lead to a rudiment wire product.

The cutting group is responsible for shaping the materials such as shells, stained glass, clear glass and crystal to a certain figure that would be required by the final product. And also, the cutting group needs to cut the wire materials to a certain suitable length. The shaping and cutting works are the essential procedure that would ease the assembling process for the wire-processing group.

Polishing is the responsibility of the polishing group. The cutting group can only shape the raw materials to a certain rough figure but not the accurate shape. The purpose of the polishing group is to provide polished and delicate measured components for the further assembling procedure.

The soldering group is responsible for soldering assembly. Some of the wire product is combined with several components, and each part of the final product needs to be welded together by the soldering group.

•	Painting

The painting department is responsible for overseeing and dealing with the surface coloring process of the rudiment craftworks. There are several different types of painting methods that can be employed to obtain many kinds of visual effects.

The paint spraying group is responsible for spraying the paint onto the products. The original glass products are usually uncolored and therefore, the background color is required initially. This procedure is mainly finished by the air compressor.

The painting processing group is responsible for making paintings on glass. It needs to draw pattern by using special glue and draw the boundary line by pen, and finally fill the pattern by special gelatinized paints.

The silvery effect processing group is responsible for making the silvery effect on the surface of glass products. The silver look effect demands the injection of the mixture of silver nitrate and glucose inside of the glass tube products. The chemical reaction will be realized by shaking the mixed liquid inside of the glass product. The silver look effect will appear on the surface of the glass crafts after pull out the liquid. This method is for making the silvery effect inside the product, which is different from the method of making silvery effects on the outside surface of the glass product. The outside processing method requires brush the outside surface of the glass craftworks by two different kind of particular paint in a timely order.

The creamy painting processing group is responsible for painting on the surface of the glass products by using some kind of thick and adhesive pigment. Because of this property of the pigment, the pattern on the product will be created with the illusion of depth.

The plating-processing group is responsible for making the gold or silver-plated visual effects on the surface of glass or wire crafts. Drawing patterns by the melted liquid gold or silver foil and drying the liquid by heating in the machine with high temperature are the key steps to get the expected golden or silvery effects on the surface of glass products. Electroplating is applied on the wire craftworks where the golden or silvery effects can be made on the raw materials as iron wire, copper wire or zinc wire.

The sandblasting group is responsible for carving the glass product by using the sandblast, which is the machine throw out blast with sand in high pressure. It is necessary to wrap the whole glass craftwork with adhesive tape first and then remove the unneeded part of the tape, which is the designed pattern of the glass product. Finally, place the product under the sandblast so that the misty pattern will be made.

The stained paper-processing group is in charge of flocking and decaling works. The process of the work demands the techniques of sticking the floss or decal on the surface of the product to obtain certain kind of visual effects such as bright colored or illusion of depth and so on.

COST CONTROL

Shengtang follows a strict cost control management system to analyze and manage costs such as raw material cost, and administration cost and so on. According to its policy, it will review the production costs and analyze the production expenditure and progress of contracts, so that the actual cost of production can reported to management periodically. Shengtang has set detailed categories for the various costs in order to obtain the spending and balance information of projects. With assistance from other departments, the finance department can calculate the total cost of production. The payment of all material and equipment purchase must occur after the inspection with the provision of original copy of contract, inspection report and delivery receipt. The finance department is responsible for managing the administration expense and the office stationeries are managed by administration office.

MARKET ANALYSIS

In the global market, European countries, especially Italy, Poland, Czech Republic, and Romania have dominated the glassware manufacturing for a century. Under the circumstances of EU integration, the cost of labor, material and energy has soared up since late 1980’s. International investors pay more attention to Southeast Asia and China markets. This change brings rare chance to the Chinese glassware industry, in which hand-made manufacturing methods are mainly used. In late 1990s, the investors changed the purchasing base to China, and the Chinese glassware industry took on a rapid development. From the figures of Chinese Customs in 2007, the export volume of Chinese glassware was 1.276 billion US Dollar, representing more than1/6 of the world trade volume , (Source: China Customs Statistics Report,  March 8, 2008)

With the development of market opening and global economy integration, glassware and glass craftwork have grown to an independent industry. In recent years, the export volume of glass products has increased at the rate of 30% annually. The demand of glassware and glass craftwork is huge every year, reaching several billion US Dollars.

In recent years, glass products industry has achieved a breakthrough. According to the figure of Custom (Source: Network Center of Ministry of Commerce of The People’s Republic of China, March 2, 2007 report), the output of glassware in 2006 is 1.008 billion US Dollars, which increased 18.2% compared with the output in 2005, making China the largest export country in the world. In 2007, the exports are 1.276 billion, grows 26.5%, and during Jan to Aug 2008, the exports reach 0.953 billion, up 19.14%.

The EU market grows fast, and reached 320 million USD in 2007, took 25.07% of the world glassware market; The United States is the main export market of Chinese glassware. In 2007, the export volume was 227 million US Dollars. The top five export areas are EU, United States, the United Arab Emirates (59 million US Dollars), Hong Kong (40million US Dollars) and Russia (40 million US Dollars).

Glassware imported to China is mainly top-grade products; including strass made glass craftworks, high end glass craftwork etc. The production of these products is insufficient in China currently; however, there is a trend that domestic high-grade products will replace those imported. Top-grade glass craftwork produced by Shengtang has reached a high level of quality, and furthermore the prices are lower. As a consequence, Shengtang has the potential to occupy a large share of the domestic high-end market.

Product Orientation

Currently, products of Shengtang can be classified as Christmas, home decorations and top grade craftwork.

Christmas products, such as Christmas balls and other decorations, are produced by blowing. These products are mainly sold to mass consumers in North America. Christmas products usually have great demand and flexible prices. According to these characteristics, Shengtang adopts the strategy of price orientation to produce corresponding products with different quantity, design and price in terms of different customer requirements and market situation.

Home decorations that are made of steel lines and shells can be made to photo frames and candleholders. Top-grade craftworks are made of steel lines, shells and crystal, such as lady portrait. These products target top-grade consumers, who have higher requirements for the design. According to this characteristic, Shengtang adopts an appearance and quality orientation strategy in home craftworks to manufacture products with complex techniques, which are not easy to imitate.

Shengtang plans to produce liquor vessels and machine-made glass products in the future. Liquor vessels products will target specific consumers, such as some famous liquor companies. The technical requirements for these products are very high, and the liquor companies always design the products themselves, and then search for large-scale companies with good techniques to produce them.

Market Opportunities

•	Increase of International Glassware Demand

It is reported by authority, international output of glassware is 7 billion pieces annually, while the demand is 10 billion pieces. The demand of glassware concentrates on medical glass containers, heat resistant glass containers, wine glass containers and home decorative glass. Where the demand for middle and high-level glassware products has increased. Currently, glassware production companies are not large, and the production capability cannot meet the market demand. If the company introduces machine production and expands the productivity, it will obtain greater opportunities and hence enlarge its market share.

•	Stimulation from downstream industries

Affected by national economic policies, the rapid development and pulling effect of downstream industries are the main factors that stimulate the development of glass products. Since the year of 2003, rapid development of food, wine and beverage industries has increased the demand for glass products, making relevant companies expand production scales in order to increase the output. Meanwhile, with the improvement of life standard and the popularity of tourism and leisure, glass products enter a rapid development stage. Taking account into all these factors as well as the national policies of expanding domestic demand and encouraging consumption, it is estimated that the output and sales amount of glass products will reach another high point in future.

•	Cooperation with Wuliangye Group

In the time of exploring foreign markets, Shengtang also explores domestic markets. Its unique technique and design attracted many liquor companies. Shengtang reached a preliminary cooperation agreement with Wuliangye Group now.

There are many types of Wuliangye liquor vessels of “plain sailing” series. And the demand of one type is 1 million pieces annually. Currently, three kinds of “plain sailing” liquor vessels are well developed, i.e. “plain sailing” 500 ml, “Plain sailing” 250 ml, and the dragon bottle. Besides of these, there are also many specific commemorative bottles that comprise many categories and that have huge market demand. Currently, the outputs of liquor bottles especially the top-end liquor bottles are much lower than their demands. In China, by far, there are three companies can produce “plain sailing” liquor vessels for Wuliangye Group, but they have limited production scale and less advanced technology. Their total annual productivity is 200 thousand pieces, well below the demand of Wuliangye Group. The cooperation between Wuliangye and Shengtang will bring a substantial profit to Shengtang.

MARKETING

Marketing Mode

Our products are mainly exported by the way of authorized domestic dealers’ distribution. Shengtang chooses the efficient and influential dealers with good reputation in the domestic dealers’ network, and then analyzes the customer’s needs, including variety, price and volume. After that, Shengtang will design development strategies to ensure its market share of new products, to minimize the inventory risk and maximize profit.

Sales Analysis

Since the glass craftwork manufacturing area has moved to Asia, China and India become the labor-intensive manufacturing center of glass products. In China, the labor force is cheap and the manufacturing cost is relatively low, contributing to China’s advantages in the competitive market.

(1) Sales Performance Analysis
During the period of May 2008 to December 2008, Shengtang achieved a healthy gross profit margin. The total revenue comes to 6,235,422 USD, while net income until the end of December achieves 2.51 million USD.

(2) Product Structure Analyses

The product structure has been adjusted in accordance with the market demand. Shengtang expands the input and increases the output of exclusive craftwork, which is technological, high value-added and high priced. The average price of Christmas gift is 1.77 USD per unit, and that for home decoration accessories and exclusive craftworks are 1.82 USD and 1.97 USD per unit respectively. In order to achieve the profit goal, it is expected that the sales of the exclusive craftwork would be doubled in 2009. The anticipated sales of liquor vessel and machine-made glasswork amount will be 7.3 million USD in 2009, making up one third of the total annual revenue.

(3)	Sales channel Analyses

The customers of Shengtang are mainly purchasing products in festival, home decoration and exclusive craftwork. The main clients are listed companies in Hong Kong and Taiwan, or well-known large group companies domestic or overseas. We build up long-term relationships with those companies to secure the stability of our sales channel and steady increase of sales revenue. Moreover, our position in the industry would be enhanced and the market brand effect would be heightened. It is clear that UCP International Co., Ltd and the Elegance Gifts & Novelties Inc. are key partners to our company; they contribute to 41.07% and 28.50% of the total sales respectively. Other major customers occupy 6%-15% of the company sales accordingly. Shengtang will continue to extend the scope of cooperation, such as increase quantity of the trading and provide more customized products.

Marketing and Brand Strategies

•	Marketing Strategy

Shengtang intends to keep the long-term cooperative relationship with its clients. Through overseas investors’ original marketing channels, our products are primarily sold to the United States, Hong Kong and Taiwan, as well as Europe and Southeast Asia.

The Company’s continuous increase in market share is inseparably associated with an optimum marketing strategy selection. Firstly, we choose suitable dealers, which is one key part of the marketing channel. We choose the influential dealers who conducted business successfully with good reputation, for example, UCP Int’l Co., Ltd and Elegance Gifts & Novelties Inc. etc. Secondly, the company takes different sale approaches in light of local conditions. The supermarkets in Hong Kong and Taiwan take control of the marketing channel while an open market exists in US. In this case, we set up more strong links with the supermarkets in Hong Kong and Taiwan, whereas in US we consistently explore new marketing channels to enhance our cooperation with the dealer. Thirdly, Shengtang applies appropriate measures in accordance with the unsteady seasonal demand. For example, sales promotion during peak seasons, whereas creating a good image and enlarging the popularity of our products during the off-season. We give commercial discounts to the distributors, boost their confidence in greater scope for development, and enhance trade cooperation to a new level. In particular, we increase the sales of the home decoration accessories and exclusive craftwork during non-holiday seasons. In addition to Christmas gift, we produce gifts for various festivals, e.g. Easter, Valentine etc., and intensify development of new products, such as “everyday gift”. These measures resolve the problem of season-orientation of our products, and hence minimize the risk of the seasonal sales fluctuation. Fourthly, risk-free sales come from demand-oriented production. Shengtang accepts the orders that are large in quantity and that can bring high gross profit, and evaluates the project in all aspects. At first, product development department draws up specific implementation plans, then production department carries out the production sourcing strictly in accordance with the orders, as a result, there is no risk in sales process basically. In case of the orders increasing substantially, the company transfers productions of some orders to  more plants for rough processing, by which the optimized allocation of resources can be achieved. Finally, the Company continues implementing the export strategy of multi-channel and multi-ports market diversification. Besides developed nations, such as America and European countries, developing countries will be focused as well in our global marketing strategies.

•	Brand strategy

Shengtang has great abilities to source for production and supply multi-level products to satisfy the demand of different customers. Shengtang has been developing projects with its own unique technological advantage in order to further improve its competitiveness. The exported products are highly competitive because of their low prices and characterized designs. The design of products combines concepts from domestic and foreign designers, and hence has its own style. To distinguish with products from other companies, the company pays great attention to the orientation of products’ image, packing, quality, technology, value etc. These differences are treated as the key factors in attracting new customers and maintaining market share. Research and development of products is another key strategy of the company; this strategy can add more strength on the company’s market competition power. By differentiating the company’s products, Shengtang will be able to take advantage on expansion in new-targeted market. With the development of the domestic market, Shengtang will follow this trend to enter new market in liquor vessel and machine-made glass products. All these marketing strategies will help Shengtang to expand in the industry.

Brand building is crucial for small and medium enterprises in the worldwide competition.  Rather than producing products under the brand of customers, Shengtang is attempting to create its own brands. Shengtang applies such strategies that it will increase added value and improve the competitiveness of its brand to build reputation for the company. However, it is a long way to build a brand successfully. Therefore, while building reputation for its own branded exported products, Shengtang will continue produce part of products under customer’s brand and use its own brand when its brand has been realized.

Risk Control for Sales

Apart from the marketing management department, the company has set up a sales department to control the potential risk that may result from the sales. The main function of the sales department is to minimize the possibility of bad debts by deep investigation of customers’ credibility, scale of company, ownership situation, business scope, partnership structure, possible legal issues and some other information.

Secondly, Shengtang has built customer file management system to collect relevant information of customers, so that Shengtang can build stable business relationships with customers who have good credit.

Thirdly, financial department strictly controls the credit balance of customers in the order system.

Fourthly, the sales department draws out the purchase contracts to clarify the form of business operation and delivery date. The sales department manager should approve the contracts by signing on them and appointing sales agents to follow the progress. Salary and bonus of sales agents depend on the payment realization of the contracts; in the meantime, both the manager and sales agents are responsible for the loss if the contracts terminate unnaturally.

Fifthly, Shengtang assesses performance of sales manager, sales agents and contract tracker by checking the payment realization of the contracts that these people are responsible for. The sales team and the Company share the same interest, that as a consequence, the possibility of potential operational risk can be reduced.

Sixthly, Shengtang has assigned a debt collection team to collect doubtful receivables and bad debts, so that Shengtang can control the loss in greatest extent.

Seventhly, Shengtang improves the quality of employees by offering them various training opportunities. Employee quality and their subjectivity might be the causes of potential risks in sales. Promotion of products may fail if sales agents are short of professional knowledge; payment can be delayed or even can fail to collect if employees lack sense of responsibility. Therefore, to prevent the potential risk and improve performance of sales team, the company paid great attention on staff training and education in areas such as personal integrity, or professional ethic.

Price Management

Appropriate pricing strategy is important for Shengtang to maintain its initiative in competition. Based on the calculation of production costs and management costs while considering the market price of homogenous products, Shengtang determines flexible prices to different customers in terms of their various demands on products and technologies. To ensure the pricing is competitive and attractive, Shengtang reviews the products’ price once a month and allows a fluctuation of the price between 10% and 30%.

The Company accepts the US Dollar in its overseas transactions settlement. As one of the most frequently used currency, US Dollar could provide great liquidity, however, the risk of exchange rate should be concerned. Shengtang will analyze the contribution from customers through the sales report to determine whether to offer the discount when they negotiate with us. This is the one of the ways to build long-term stable business relationship with our main and reliable customers.

COMPETITION

Currently, the main competitors of Shengtang in domestic market are Weisheng Glass Products Factory, Jusheng Glass Products Factory, Yihang Glass Products Factory, Huanqiu Glass Products Factory, and Jingsheng Glass Products Factory. Details are as following:

List of competitors	Employees Number	Productivity ($ Million per year)	Product category	Technique
Weisheng Glass Products Factory	300-400	Around 10	Christmas ornamentation, candleholder etc., mainly blowing mould	Lower
Jusheng Glass Products Factory	200-300	12-25	Crystal ball	Lower
Yihang Glass Products Factory	200-300	Less than 10	Hollow glass products and metal parts	Less Developed
Huanqiu Glass Products Factory	200-300	Less than 10	Solid glass products as gifts	Less innovative
Jingsheng Glass Products Factory	About 300	3	Solid wire-drawing craftwork	Lower

The product categories of above-mentioned competitors are similar to those of Shengtang, however, the technology development and craftwork design of Shengtang have obvious advantages compared with those of competitors. The glass craftworks with unique technology and ingenious design have high added value; therefore the price and profit of Shengtang’s products are higher than those of similar products. The Company adopts top techniques and complies with international quality control standards to produce the products that cannot be imitated by competitors. As a result, Shengtang can satisfy customers’ demand completely.

Competitive Strength of the Company

•	Superior business environment

Shengtang is located in Longgang district, Shenzhen city, Guangdong Province; the location provides superior business environment to enterprises. Shenzhen is one of the earliest open coastal cities in China, and it has been the important foreign trade site in China since 1980s under the support of “reform and opening” policy. As a consequence, the foreign trade of Shenzhen developed rapidly and small-medium size enterprises in Shenzhen grew fast. Guangdong province is the region that contributes most in glass products export in China. The total export value from Guangdong province in 2006 is 208 million US dollar, accounting for 20.66% of the total export value in China and representing an increase of 30.76% above last year. And in 2007, the exports reach 322 million US dollars, 25.28% of the total export value in China and grow 54.68%. Shengtang combines its advantages with the superior business environment, and makes use of local human resource and trade port advantages to develop home and abroad market.

•	Professional management team

Shengtang has an energetic and professional management team. Mr Zhongmin Chen, has rich experience in glass products design and processing. There are 40 research and development staffs and 15 design staffs in the Company. The professional management team and staffs guarantee Shengtang a leading position in glass products industry.

Furthermore, the culture of the company i.e. teamwork spirit, democracy system, leaders’ wisdom and people-oriented concept strengthens the core competitiveness of the Company. Shengtang pays attention to personnel training and employee stimulation, making the Company professional ability and sustainable development.

•	Innovative design

Since the date of incorporation, Shengtang has kept management philosophy of “Innovation is the power for enterprise development” and “Quality is the foundation for enterprise development”. Shengtang invests 10% of the annual profit on product development to guarantee the product quality. Shengtang is committed to meeting the customers’ requirement sufficiently in product design. As a consequence, Shengtang can follow the market trend, design concept, and thus enhance the added value of its products.

•	Stable product quality

Shengtang has a strict quality control system. Unqualified products are evaluated and marked by assigned staffs, and then they will be reworked, degraded, or discard. In addition, we will inform customers about the type of products in which unqualified products have been found, and will solve their problems as soon as possible to avoid possible loss.

•	Ability to meet the customers’ requirement in time

Shengtang mainly source to produces Christmas products whose sales will be seasonally affected; this problem requires the Company to deliver the products in the negotiated time, quality and quantity. According to the characteristics of industry, supplier and customer as well as development strategy, we establish supply-demand mode to give our customers better service. Using this mode, we make decisions based on receiving orders, production and delivery. Moreover, we regulate our supply-demand mode in terms of the changes of enterprise conditions and business environment.

•	High reputation

Shengtang has kept management philosophy　of “treat customers and suppliers honestly and faithfully” at all times. Shengtang acquires a high reputation in glass products industry, and establishes cooperative relationship with several large suppliers and distributors at the same time.

INTELLECTUAL PROPERTY

Zhongmin Chen, CEO of Shengtang, owns seven patent rights, namely, enchasing silver-plated processing technology patent, special creamy painting processing technology patent, wine set invention patent and four design patents concern with the appearance of the Wuliangye liquor bottle.

PROPERTIES

Shengtang’s corporate office is located at Shenping Liyuan Bldg 7/F, 3 Longcheng Lu N., Longgang Central City, Longgang District, Shenzhen 518116, P. R. China. The corporate office is 580 m2 which is leased from a third party.   The lease is a new 5 year lease starting from July 1, 2009 and ending June 30, 2014, the monthly rent is $2,470.00 USD, and the lease is renewable for an additional 3 years.  Prior to entering into our current lease, we temporarily used a small space in one of our OEM plants for no considerations.

EMPLOYEES

As of July 22, 2009, we have approximately 75 full-time employees, including 40 research and development staffs and 15 staffs who are responsible for 3D and ichnographic design, 20 staffs are responsible for sales and the others. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

OUR OPERATING HISTORY DOES NOT AFFORD INVESTORS A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

Shengtang were incorporated in May 2008.  Shengtang has a relatively short operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;
•	need for acceptance of products;
•	ability to continue to develop and extend our brand identity;
•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage rapidly expanding operations;
•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
•	ability to provide superior customer service; and
•	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN CHINA.

Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may have a negative effect on us.

OUR PLANS TO EXPAND OUR PRODUCTION AND TO IMPROVE AND UPGRADE OUR INTERNAL CONTROL AND MANAGEMENT SYSTEM WILL REQUIRE CAPITAL EXPENDITURES IN 2009.

Our plans to expand our production and to improve and upgrade our internal control and management system will require capital expenditures in 2009. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

During the fiscal year ended December 31, 2008 orders of two Chinese customers consisted of 70% of the sales of the Company. UCP International Co., Ltd and the Elegance Gifts & Novelties Inc. contributed approximately 41% and 29% of the total sales respectively. However, should we lose any of these two customers in the future and are unable to obtain additional customers, our sales and net profit will decrease.

WE MAY EXPERIENCE MAJOR ACCIDENTS IN THE COURSE OF OUR OPERATIONS, WHICH MAY CAUSE SIGNIFICANT PROPERTY DAMAGE AND PERSONAL INJURIES.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

OUR PLANNED EXPANSION AND TECHNICAL IMPROVEMENT PROJECTS COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE COULD FACE INCREASED COMPETITION.

There are more and more competitors trying to expand their sales and build up their distribution networks. We believe this trend will continue and probably accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

 NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

THE TRANSACTION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A UNITED STATES SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Company’s operating subsidiary prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

THE INCREASE OF MANUFACTURING COSTS, WHICH IS CAUSED BY THE INCREASE OF RAW MATERIALS, MAY ADVERSELY AFFECT OUR PROFIT.

Domestic manufacturers primarily supply the raw materials. The expenditure on raw materials of glass craftwork accounts for 10% of the manufacturing costs of Shengtang. The increase of manufacturing costs, which is caused by the increase of raw materials, may not be passed to customers. This may adversely affect our profit.

THE COMPANY MAINLY PRODUCES CHRISTMAS GIFTS, WHICH ARE INFLUENCED BY SEASON DEMAND.

The Company mainly produces Christmas gifts and the demand of these products is affected by season. Fluctuation of demand will occur around Christmas Day, bringing a material adverse effect on our business.

OUR PRODUCTS ARE SOLD TO FOREIGN MARKETS THROUGH DOMESTIC DEALERS. IT MAY CREATE BUSINESS RISK DUE TO THE DEPENDENCE ON THE DOMESTIC DEALER AND FOREIGN MARKETS.

Our marketing model is we sell our products to foreign markets through domestic Chinese dealers. We rely on a few major customers and the loss of any of these customers could adversely affect our revenues. Our products are firstly distributed to agents in Hong Kong, and then are exported abroad to the target market. Depend on these agents and oversea customers, we cannot adjust our marketing strategy and maintain or expand our market share according to the changes of customer demand. This may adversely affect our financial condition and operation performance.

COMPETITION IN GLASS CRAFTWORK INDUSTRY, ESPECIALLY AMONG LARGE COMPANIES, COULD AFFECT OUR DEVELOPMENT.

Competition in glass craftwork industry, especially among large companies, could affect our development. In 2006, annual revenue of glass products industry in China is 185.2 billion RMB, increasing 29.39% over the last year. The total profit reaches 10.4 billion RMB, and increases 2 billion RMB over the previous year. During Jan to Nov 2007, the revenue is 219.9 billion RMB, up by 32.83%; the total income is 15.6 billion RMB, growing 7.5 billion RMB. In resent years, glass craftwork has experienced a rapid development, and the average profit margin of the whole industry has been gradually raised. Consequently, investments in the industry have been increased. From the rank of domestic glass craftwork enterprises based on their outputs, the top three companies are: Weisheng Glass Products Factory, Jusheng Glass Products Factory, and Yihai Glass Products Factory. Shengtang has strong competitive advantage base on unique technologies. However, intense competition among these factories makes them to face the challenge to survive in the market.

FOLLOWING CLOSE OF THIS EXCHANGE AGREEMENT, OUR DIRECTORS WILL HAVE CONTROL OF US.

Zhongmin Chen, Shaoping Lu, Rong Li, our newly appointed directors, in the aggregate will own approximately 56% of our issued and outstanding common stock following the Closing of the Share Exchange. Therefore, they will control us and can control the election of our directors and officers.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

Risks Relating to the People's Republic of China

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Reminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Hammer Handle’s operating company are FIEs to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

TAX POLICY MAY AFFECT OUR PRODUCTION COSTS AND OUR EXPORT.

Tax policy may affect our production costs and our export. China implemented a reimbursement tax policy for export in July 2007, which reduced the export tax refund rate of glass products to 5%. But in October 2008, China issued a new export reimbursement tax policy, and turned the reimbursement tax rate of some commodities back to 13%. The policy covers major part products of Shengtang. For glass industry, the different tax reimbursement policy may influence global market competitive strength of companies. Therefore, changing in reimbursement tax policy may affect the production and profit of the company.

ENVIRONMENTAL PROTECTION POLICY MAY INFLUENCE OUR PRODUCTION COSTS.

Environmental protection policy may influence our production costs. With the development of global industrialization, environment pollution has become a big problem that governments and people should pay more attention to. Chinese government has made a series of environment protection policy in recent years. As wastes from glass craftwork production pollute the environment greatly, we will make more investments in production and R&D so as to meet the environmental protection requirements of the government. Therefore, our production costs will rise and our profits might be affected.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Risks Associated with our Securities

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion is an overview of the important factors that management focuses on in evaluating our business, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

OUR BUSINESS

Prior to the consummation of the Exchange Agreement, Hammer Handle was incorporated in the State of Nevada on June 29, 2007. Boom Spring is a British Virgin Islands company incorporated on October 2, 2007. Boom Spring operates its business through its wholly-owned subsidiary, Shengtang, which was incorporated in May 2008 under the laws of People’s Republic of China.

On July 22, 2009, we entered into an Exchange Agreement with Boom Spring and the Boom Spring Shareholders which resulted in Boom Spring becoming our wholly owned subsidiary.  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the outstanding shares of Boom Spring (the “Interests”) from the Boom Spring Shareholders; and the Boom Spring Shareholders transferred and contributed all of their Interests to us.  In exchange, our sole officer and director and majority shareholder transferred 12,000,000 shares, and we issued 33,300,000 shares of Common Stock to the Boom Spring Shareholders, their designees or assigns, which totals 90.6% of the issued and outstanding Common Stock of the Company on a fully-diluted basis as of and immediately after the Closing. Boom Spring also deposited $220,000 into an escrow account, which amount was paid to the Hammer Handle Principal Shareholder, who owned the 12,000,000 shares, as a result of the Share Exchange having been consummated. Following the Share Exchange, Boom Spring became our wholly owned subsidiary, and there are 50,000,000 shares of Common Stock issued and outstanding. Pursuant to the terms of the Exchange Agreement, the current officers and directors of the Company resigned effective immediately at the Closing Date and Zhongmin Chen, Shaoping Lu, Rong Li, Hui Zhao, Chunyun Zhao and Shing Ho Eric Cheung were appointed as the new directors and officers of the Company.

This transaction closed on July22, 2009.

Prior to the Share Exchange on July 22, 2009, we had no assets, liabilities, or business operations.  Accordingly, the Share Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Boom Spring, and the financial statements reflect the assets, liabilities, and operations of Boom Spring from its inception on October 2, 2007 to March 31, 2009 and us thereafter.  References to our company are with respect to Boom Spring to March 31, 2009 and us thereafter.

We operate our business through Shengtang, the wholly-owned subsidiary of Boom Spring. Shengtang is in the business of design, source for productions and sale of glass products that can be classified as festival gifts, home decorations and exclusive craftworks. All of the three categories of products are mainly made of glass tube and glass rod, and some of them combine the use of wire, shell and crystal. We have successfully exported its products to oversea markets such as Europe, North America and Southeast Asia.

Shengtang has exclusive use of the core technologies, includes hollow/solid glass processing technology, pure manual glass rod processing technology, wire processing technology and painting processing technology. It has successfully manufactured “Yi Fan Feng Shun” liquor vessel with the brand of Wu Liang Ye. We have also built its reputation among many of the well-known retailers such as WALMART, KOHL’S, TARGET, COSTCO, MACY’S, AG, CONNOR, LI&FUNG, LOWE’S, and HALLMARK. Shengtang is actively engaging in developing international market, meanwhile, it also plans to increase its production capacity to meet the demand in the domestic Chinese market by purchasing new equipments of machine-made glass producing.  Our goal is to become a large-scaled glass craftwork supplier and further develop its innovational technology.

For the next 12 months, we plan to build or acquire our own production lines to meet the demands of our existing customers.  Meanwhile, we have the plan and initiatives to acquire other viable enterprises both upstream and downstream in our industry, with the goal of completing at least 2 such acquisitions.

RESULTS OF OPERATIONS

Results of Operations for the Period ended March 31, 2009 Compared to the Period ended March 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

	Three Months Ended March 31,
	2009	2008
	Unaudited	Unaudited

Sales	$1,253,210	$-
Cost of sales	805,558	-
Gross margin	447,652	-
Operating expenses:
Research and development expenses	26,537	-
Selling expenses	17,439	-
General and administrative expenses	40,883	-
	84,859	-
Income from operations	362,793	-
Other expense:
Financial expenses	(1,650)	-
Income before income tax expense	361,143	-
Provision for income taxes	-	-
Net income	361,143	-
Foreign currency translation gain	347	-
Comprehensive income	$361,490	$-
Earnings per share – basic and diluted	7.22	N/A

Sales:

Sales increased from $0 for the period ended March 31, 2008 to $1,253,210 for the period ended March 31, 2009.

Cost of goods sold:

Cost of revenue increased from $0 for the period ended March 31, 2008 to $805,558 for the period ended March 31, 2009.

Gross margin:

Gross profit increased from $0 for the period ended March 31, 2008 to $447,652 for the period ended March 31, 2009.

Operating expenses:

Operating expenses increased from $0 for the period ended March 31, 2008 to $84,859 for the period ended March 31, 2009, including $26,537 for research and development expenses, $17,439 for selling expenses, and $40,883 for general and administrative expenses.

Income from operations:

Income from operations was $362,793 for the period ended March 31, 2009 and $0 for the period ended March 31, 2008.

Net income:

Net income was $361,143 for the period ended March 31, 2009, compared to $0 for the period ended March 31, 2008.

Results of Operations for the Year ended December 31, 2008 Compared to the Year ended December 31, 2007

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

	2008	For the period from October 2, 2007 (inception) to December 31, 2007
	USD	USD

Sales	6,235,422	-
Cost of sales	3,342,363	-
Gross margin	2,893,059	-
Operating expenses:
Research and development expenses	181,444	-
Selling expenses	71,062	-
General and administrative expenses	96,379	-
	348,885	-
Income from operations	2,544,174	-
Other expenses:
Financial expenses	(24,662)	-
Other expenses	(32)	-
	(24,694)	-
Income before income tax expense	2,519,480	-
Income tax expense	1,431	-
Net income	2,518,049	-
Foreign currency translation loss	(2,537)	-
Comprehensive income	2,515,512	-
Earnings per share – basic and diluted	50.36	-

Sales:

Sales increased from $0 for the year ended December 31, 2007 to $6,235,422 for the year ended December 31, 2008.

Cost of goods sold:

Cost of revenue increased from $0 for the year ended December 31, 2007 to $3,342,363 the year ended December 31, 2008.

Gross margin:

Gross profit increased from $0 for the year ended December 31, 2007 to $2,893,059 for the year ended December 31, 2008.

Operating expenses:

Operating expenses increased from $0 for the year ended December 31, 2007 to $348,885 for the year ended December 31, 2008, including $181,444 for research and development expenses, $71,062 for selling expenses, and $96,379 for general and administrative expenses.

Income from operations:

Income from operations was $2,544,174 for the year ended December 31, 2008 and $0 for the year ended December 31, 2007.

Net income:

Net income was $2,518,049 for the year ended December 31, 2008, compared to $0 for the year ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2009, our balance of cash and cash equivalents was $151,080.  As of December 31, 2008, our balance of cash and cash equivalents was $14,085, comparing to $130,104 as of December 31, 2007.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, new product development and working capital. The main sources of cash have been from the financing of purchase orders and the factoring of accounts receivable. All funds received have been expended in the furtherance of growing the business and establishing the brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance higher level of inventories and accounts receivable,

•	Addition of administrative and sales personnel as the business grows,

•	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,

•	Development of new brands to complement our celebrity portfolio, and

•	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The following summarizes the key components of the Company’s cash flows for the three months ended March 31, 2009

	Three Months Ended
	March 31,	March 31,
	2009	2008
Net cash provided by operating activities	136,532	-
Cash flows from financing activities	-	-
Net increase in cash and cash equivalents	136,995	-

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited consolidated financial statements for the year ended December 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently issued accounting standards

FASB Statement No. 160 (“SFAS No. 160”)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

FASB Statement No. 141 (“SFAS No. 141”)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after September 30, 2009.

FASB Statement No. 161 (“SFAS No. 161”)

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under FASB Statement No. 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

MANAGEMENT

Appointment of New Directors

At the Closing Date of the Exchange Agreement, David Price, our former Chief Executive Officer, Chief Financial Officer, Secretary and Director, resigned from these positions.

The following table sets forth the names, ages, and positions of our new executive officers and directors effective immediately at the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Zhongmin Chen	41	President, Chief Executive Officer and Chairman of the Board of Directors
Shaoping Lu	48	Director
Rong Li	52	Vice President and Director
Hui Zhao	36	Chief Financial Officer
Chunyun Zhao	57	Chief Technological Officer
Shing Ho Eric Cheung	38	Chief Marketing Officer

A brief biography of each officer and director are more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Currently there are no employment contracts between the Company and its officers and directors.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all cash compensation paid by Hammer Handle, for the year ended December 31, 2008 and 2007.  The table below sets forth the positions and compensations for each person at Hammer Handle.

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
David Price former Chairman and CEO (1)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Zhongmin Chen President, CEO and Chairman (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Shaoping Lu Director (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Rong Li Vice President (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Hui Zhao CFO and COO (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Chunyun Zhao CTO (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Shing Ho Eric Cheung CMO (2)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

(1)
On July 22, 2009, we entered into an Exchange Agreement with Boom Spring and in connection with the change of control contemplated by the Share Exchange, David Price tendered his resignation from the board of directors and from all offices held in the Company, effective immediately at the Closing.

(2)
In connection with the Share Exchange on July 22, 2009, Zhongmin Chen, Shaoping Lu, Rong Li, Hui Zhao, Chunyun Zhao and Shing Ho Eric Cheung were appointed as directors and officers of the Company effective immediately at the Closing.  Therefore, these six (6) individuals did not receive any compensation from us during fiscal years 2007 and 2008.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase shares of common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Share Exchange, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. Pre-closing, 16,700,000 shares of our common stock were outstanding immediately prior to the Closing Date.

Name and Address	Number of Shares Beneficially Owned	Percent of Shares (2)
David Price (1)	12,000,000	71.86%

All Executive Officers and Directors as a group (1 person)	12,000,000	71.86%

(1) The address is 1212 Haida Avenue, Saskatoon, Saskatchewan, Canada S7M 3W7.
(2) Based on 16,700,000 shares of common stock outstanding.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on July 22, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
Zhongmin Chen	18,640,000	37.28%
Shaoping Lu	4,325,000	8.65%
Rong Li	5,000,000	10.00%
Hui Zhao	4,760,000	9.52%
Chunyun Zhao	2,380,000	4.76%
Shing Ho Eric Cheung	2,400,000	4.80%

All Executive Officers and Directors as a group (6 persons)	37,505,000	75.01%

(1) The address for each person is 7/F Shenping Liyuan Bldg, 3 Longcheng BeiLu, Longgang Central City, Longgang District, Shenzhen 518116, People’s Republic of China.
(2) Based on 50,000,000 shares of common stock outstanding after the closing of the Exchange Agreement.

DESCRIPTION OF SECURITIES

As of July 22, 2009, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock.  As of July 22, 2009 and immediately after Closing, an aggregate of 50,000,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “HMMH.OB.”  There is, however, no public trading market for our common stock.

Holders

As of July 22, 2009, 50,000,000 shares of Common Stock are issued and outstanding.  There are approximately 75 shareholders of our Common Stock.

Transfer Agent and Registrar

Empire Stock Transfer Inc. is currently the transfer agent and registrar for our Common Stock.  Its address is 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074.  Its phone number is (702) 818-5898.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of Hammer Handle. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

The following table sets forth certain information as of July 22, 2009, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At inception, Hammer Handle issued 1,200,000 shares of stock to its founding shareholder for $24,000 cash.

Other than employment and as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:
(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Maddox Ungar Silberstein, PLLC (“Maddox”) has served as our independent auditor in connection with the audits of our fiscal years ended November 30, 2008 and 2007 (from June 29, 2007, date of inception), and review of the subsequent interim period through July 22, 2009.  In connection with this Share Exchange, our board of directors recommended and approved the appointment of Bernstein & Pinchuk LLP (“B&P”) as the independent auditor for Hammer Handle and Boom Spring.

During the fiscal years ended November 30, 2008 and 2007 (from June 29, 2007, date of inception) and through the date hereof, neither us nor anyone acting on our behalf consulted B&P with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Hammer Handle’s financial statements, and neither a written report was provided to us or oral advice was provided that B&P concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01, below.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on July 22, 2009, we issued 33,300,000 shares of our Common Stock to individuals and entities as designated by the Boom Spring Shareholders in exchange for 100% of the outstanding shares of Boom Spring.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i
On July 22, 2009, we dismissed Maddox Ungar Silberstein, PLLC (“Maddox”) as our independent registered public accounting firm. The Board of Directors (the “Board”) of the Company approved such resignation on July 22, 2009.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii
Maddox’s reports on the financial statements of the Company for the years ended November 30, 2008 and 2007 (from June 29, 2007, date of inception) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through July 22, 2009, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Maddox’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended November 30, 2008 and 2007 (from June 29, 2007, date of inception) and interim unaudited financial statement through July 22, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided Maddox with a copy of this Current Report on Form 8-K and requested that Maddox furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Maddox, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On July 22, 2009, the Board appointed Bernstein & Pinchuk LLP (“B&P”) as the Company’s new independent registered public accounting firm. The decision to engage B&P was approved by the Company’s Board of Directors on July 22, 2009.

ii
Prior to July 22, 2009, the Company did not consult with B&P regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on July 22, 2009, we issued 33,300,000 shares of our Common Stock and our former CEO, President and majority shareholder transferred 12,000,000 shares of our Common Stock to individuals and entities as designated by Boom Spring in exchange for 100% of the outstanding shares of Boom Spring to us.  As such, immediately following the Share Exchange, the individuals and entities designated by Boom Spring hold approximately 90.6% of the total voting power of our Common Stock entitled to vote.

In connection with the Closing of the Share Exchange Transaction, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K dated July 22, 2009, Mr. David Price resigned as a member of our board of directors effective immediately at the Closing Date.  Further, effective immediately at the Closing Date and in connection with the resignation of David Price, Zhongmin Chen, Shaoping Lu and Rong Li (the “New Directors”) was appointed as member of our board of directors.  Finally, effective immediately at the Closing Date, our New Directors appointed Zhongmin Chen as our President and Chief Executive Officer, Rong Li as our Vice President, Hui Zhao as our Chief Financial Officer, Chunyun Zhao as our Chief Technology Officer, and Shing Ho Eric Cheung as our Chief Marketing Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective immediately at the Closing Date, David Price resigned as the sole member of our board of directors. There were no disagreements between him and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective immediately at the Closing Date, David Price resigned as our President, Treasurer, and Secretary.

(c)   Appointment of Directors

Effective immediately at the Closing Date, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Zhongmin Chen	41	Chairman of the Board of Directors
Shaoping Lu	48	Director
Rong Li	52	Director

The business background descriptions of the newly appointed director are as follows:

Zhongmin Chen: Chairman and Chief Executive Officer. He joined a glass factory that was invested by Taiwan businessman. He started with a painting worker and gradually promoted as group leader, workshop supervisor, department manager, and general manager for production. He founded Dunhuang Weiye Construction Ltd and was involved in establishment of Dikexin trade Ltd before he found Shengtang. Mr. Chen has worked in the glass production industry for almost 20 years. He has extraordinary understanding of the industry and rich of experience in the design and production of glass craftworks. Mr. Chen also has rich experience and great knowledge in areas such as development strategy, marketing, and general management. Mr. Chen is hard working, concerned about employees, foresight in the future and decisive when necessary so that the team he built is full of culture of team working and can lead the company in the track of growing fast and achieving great results.

Shaoping Lu: Director, Ph.D. Mr. Lu is in charge of fund raise and coordinating with international capital market. Mr. Lu received his Ph.D. in 1990 from The City University of New York, master’s degree in 1986 from The Chinese Academy of Sciences. Mr. Lu was a professor of West Virginia University for 3 years. Since 2002, Mr. Lu has been the president of China Hi-Tech Fund, a venture capital fund based in Shenzhen.

Rong Li: Director and Vice President. In 1974, after graduated from high school, he left city and joined a Production Team until 1977; and was on serve from 1977-1979, took part in the anti Vietnam self-defense war and was admitted to the Part. From 1980 to 1984, he worked as a policeman in Public Security Bureau in Nanning in Guangxi Province. Mr. Li studied in Guangxi Economic Management Cadre College during 1985 to 1989; and served as vice-supervisor of economic control department of Industrial and Commercial Bureau in Nanning in 1990. And from 1991-1992, he was supervisor of Shatoujiao Industrial and Commercial Substation in Shenzhen city in Guangdong Province. And He was supervisor of the Industrial and Commercial substation of Longgang district in Shenzhen and manager of the Industry and Commerce Bureau of Longgang district from1993 to 2006. Mr. Li retired in 2006 and joined the company when it was created.

Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Appointment of Officers

Effective immediate at the Closing Date, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Zhongmin Chen	41	President and Chief Executive Officer
Rong Li	52	Vice President
Hui Zhao	36	Chief Financial Officer
Chunyun Zhao	57	Chief Technology Officer
Shing Ho Eric Cheung	38	Chief Marketing Officer

Please see Section 5.02(c) of this current report for all officers who are also directors, whose information is herein incorporated by reference.

The business background descriptions of the newly appointed officer who is not also director are as follows:

Hui Zhao: Chief Financial Officer. He worked at Industrial Auditing Office of Shanxi Province Auditing Department as an auditor from 1991 to 1999; Mr. Zhao was also appointed as inspector for listed company Changjiu Chemical Limited Company by the government in 1998. From 1999 to 2000, he worked at Zhuhai Anderly Certified Public Accountants as deputy director of Accounting Department. From 2000 to 2002, he worked at Shenzhen Dike Limited Company, which was a listed company founded by both Hong Kong Winsan Co., Limited and Shanghai Beier. From 2003 to 2004, Mr. Zhao had worked for Hong Kong Polytechnic University as a financial officer who was responsible for financial works relating to business in mainland area. From 2004 to 2005, he worked at Huge Winner CNC System (Shenzhen) Co., Limited as chief financial officer. From August 2005, Mr. Zhao worked at Led International Co., Limited as Chairman and chief executive officer; meanwhile, he was also the chief operational officer in Pepnice Optoelectronics Technology Co., Limited. And from April 2008, Mr. Zhao work at Shengtang as chief operational officer Mr. Zhao has 16 years financial and operational management experience and he is very familiar with areas in investment risk management, investment operations, and asset management, and finally, he is good at coordinate the inside and outside relationship for the enterprise.

Chunyun Zhao: Chief Technology Officer. He was born in Tianchang city in Anhui Province in 1952, studied traditional Chinese medicine from 1970 to 1972, and worked in People’s Hospital in Tianchang as pharmacist during 1973 to 1975. From 1976 to 1980, Mr. Zhao worked at the purchase depatment in Tianchang Medicine Company as a group leader and formed a textile machinery factory during 1981 and 1985. From 1986 to 1989, he worked in Daqing Electric & machinery Corporation that was found by Daqing Petroleum Corporation and Qiqihaer Mechanical and Electrical Company, as sales department manager. From 1990 to 2005, he worked in Shenzhen No.2 Construction Company as project manager and sale of glass producing equipments from 2005 to date. Mr. Zhao has great experience in factory operation and management, and also familiar with logistic and purchasing management.

Shing Ho Eric Cheung: Chief Marketing Officer. Mr. Cheung was born in 1971, graduated from York University, Toronto, Canada in 1994 with a bachelor degree of administrative studies. He holds five senior management positions including executive director, sales and marketing director and chief design officer in four trading companies in Hong Kong. Mr. Cheung has significant knowledge and understanding of gift and decoration industry especially on seasonal items and abundant sale and marketing experience. With more than 13 years experience on sales and marketing as well as design, Mr. Cheung understands the market trend and work very close with many store customers.

(e) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 22, 2009, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from November 30 to December 31.   This change was made to be consistent with the fiscal year of the Boom Spring and Shengtang which are now our wholly-owned subsidiary and the operating company.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, Boom Spring became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Boom Spring as of December 31, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Boom Spring as of March 31, 2009 and 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference:

1.
The Unaudited Pro Forma Condensed Combined Balance Sheet and EPS of Hammer Handle Enterprises, Inc. and oom Spring International Limited as of March 31, 2009 and the Audited Condensed Combined Balance Sheet and EPS as of December 31, 2008

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on June 29, 2007 (1)
3.2	Bylaws of the Company (1)
10.1	Share Purchase Agreement and Share Exchange by and between the Company, Boom Spring and Shengtang, dated July 22, 2009
16.1	Letter from Maddox Ungar Silberstein, PLLC
99.1	The Audited Consolidated Financial Statements of Boom Spring as of December 31, 2008 and 2007
99.2 99.3	The Unaudited Consolidated Financial Statements of Boom Spring as of March 31, 2009 and 2008 Unaudited Pro Forma Financial Information

(1) Incorporated herein by reference to the SB-2 Registration Statement filed on January 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HAMMER HANDLE ENTERPRISES INC.

Date: July 22, 2009	By:	/s/ Zhongmin Chen
Zhongmin Chen President, Chief Executive Officer and Chairman of the Board of Directors